NET TELECOMMUNICATIONS, INC.

As of February 4, 1997

$300,000.00

                            PROMISSORY NOTE

      NET TELECOMMUNICATIONS, INC., having offices at 101 Convention Center Drive, Las Vegas, Nevada 89109 (the "Company"), for value received, hereby covenants and promises to pay to BENTLEY KING ASSOCIATES, INC., having an address at 1601 E. Flamingo Road, Las Vegas, Nevada 891 19 or registered assigns (the "Holder") on October 31, 2000, (the "Maturity Date"), at the principal offices of the Holder, the principal sum of Three Hundred Thousand Dollars ($300,000.00) Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of Ten percent (10%) per annum from the date hereof until the Maturity Date, together with an option to purchase 1,400,000 shares of common stock of the Company at $.06 per share (the "Note"). Principal and interest shall be payable quarterly beginning on the 1st day of November, 1997, and every quarter thereafter in equal self liquidating installments as the office of the Company as hereinafter set forth and shall include all interest accrued from the date of this Note trough the first payment date, November 1, 1997. The Company will punctually pay or cause to be paid the principal amount and interest on this Note. Any sums required to be withheld from any payment of principal amount, or interests on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith.

1. Issuance of Option.

      As and for additional consideration of this Note, the Company shall grant to Holder an option to purchase 1,400,000 shares of common stock of the Company at a price of $.06 per share which shall be exercisable by the Holder at any time during the term of this Note, but in the event of prepayment, then Holder may exercise its option at any time prior to October 31, 2000.

The terms contained in this paragraph shall survive this Note.

2. Transfers of Note to Comply with the Securities Act.

      The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person who, pursuant to an opinion of counsel, is a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section with respect to any resale or other disposition of the Note; or (2) to any person who complies with the provisions of this Section with respect to any resale or other disposition of the Note; or (3) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale of disposition, and thereafter to all successive assignees.

3. Prepayment.

      The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time. Upon any prepayment of the entire principal amount of this Note, or portion thereof, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment with respect to the principal amount prepaid.

4. Events of Default.

      a. This Note shall become due and payable immediately upon any of the following events, herein called "Events of Default":

          () Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise, if such default shall continue uncured for five (5) days after written notice specifying such default, having been given to the Company by the Holder;

          (ii) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for five
(5) days after written notice specifying such default, having been given to the Company by the Holder;

          (iii) General assignment by the Company for the benefit of creditors;

      b. In the case any one or more of the Events of Default specified above shall happen or be continuing, the Holder may proceed to protect and enforce his or her right by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

5. Waiver of Notices

      The Company waives any and all notices of demand, presentment, dishonor, notice of dishonor or any other notice which may be required in the event the Company defaults in any terms of this Note hereunder.

6. Default

      The Company agrees and covenants to pay to Holder, all reasonable fees and costs, including but not limited to, attorneys fees, related to the collection and/or enforcement of Holder's rights in the event of default by the Company

7. Miscellaneous.

      a. Notice of dishonor, presentment, demand, protest and notice of protest are hereby waived.

      b. The terms "Company' and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns. The registered owner of this Note shall have the right to transfer this Note without the prior written consent of the Company by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee.

      c. In the event of a transfer, payment of principal and interest due in accordance with the terms herein shall be made to the registered owner of this Note upon presentation of this Note.

      d. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

      e. This Note shall be construed and enforced in accordance with the laws of the State of Nevada. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of Nevada and the United States District Courts situated in Nevada therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

      f. The Company shall pay all costs and expenses incurred by the Holder to enforce any of the provisions of this Note, including attorneys' fees and other expenses of collection.

      IN WITNESS WHEREOF, NET TELECOMMUNICATIONS, INC. has caused this Note to be signed in its name by an authorized officer.

                                    NET TELECOMMUNICATIONS, INC.

                                    By:/s/Michael Gorts
                                    -------------------
                                    Michael Gorts
                                    President